As filed with the  Securities  and Exchange  Commission  on November 6, 2001.
                                                Registration No. 333____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -------------------------
                             CEC ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)


        Kansas                                               48-0905805
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


 4441 West Airport Freeway                                     75062
      Irving, Texas                                        (Zip Code)
(Address of principal executive offices)

                             CEC ENTERTAINMENT, INC.
                      1997 NON-STATUTORY STOCK OPTION PLAN
                            (Full title of the plan)

                                Richard M. Frank
                Chairman of the Board and Chief Executive Officer
                             CEC Entertainment, Inc.
                            4441 West Airport Freeway
                               Irving, Texas 75602
                                 (972) 258-8507
 (Name, address and telephone number including area code, of agent for service)

                                 with a copy to:

                               Ted S. Schweinfurth
                         Winstead Sechrest & Minick P.C.
                             5400 Renaissance Tower
                                 1201 Elm Street
                               Dallas, Texas 75270
                            -------------------------

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed maximum        Proposed maximum
Title of securities to be      Amount to be         offering price per      aggregate offering    Amount of registration
     registered (1)             registered              share (2)                price (2)                 fee

Common Stock,                1,300,000 shares               $39.01              $50,713,000             $12,679
par value $.10 per share

(1) Shares of common stock of CEC Entertainment, Inc. (the "Company"), par value $.10 per share (the "Common Stock"), being registered hereby relate to the CEC Entertainment, Inc. 1997 Non-Statutory Stock Option Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on November 5, 2001, as reported on the New York Stock Exchange.

                           INCORPORATION BY REFERENCE

     The 1,300,000 shares of Common Stock being registered hereby shall be issued under the Company's 1997 Non-Statutory Stock Option Plan, which was amended effective June 28, 2001, to, among other things, increase the number of shares of Common Stock available for issuance under the Plan. Pursuant to Instruction E of Form S-8, the contents of the Company's Registration Statements on Form S-8, as filed with the Securities and Exchange Commission (the "Commission") on November 26, 1997, Registration No. 333-41039, on July 23, 1999, Registration No. 333-8369 and on August 24, 2000, Registration No. 333-44434, are incorporated by reference herein. Pursuant to Instruction C of Form S-8, the Company is including a Re-offer Prospectus within this registration statement.

         RE-OFFER PROSPECTUS

                             CEC ENTERTAINMENT, INC.

                                1,587,147 shares

                     Common Stock, $.10 par value per share

                          ----------------------------

         This prospectus relates to 1,587,147 shares of common stock, $.10 par value per share, of CEC Entertainment, Inc. which may be offered from time to time by the selling stockholders identified under the caption "Selling
Stockholders" in this prospectus for their own accounts. Each of the selling stockholders acquired or will acquire the shares of common stock covered by this prospectus pursuant to the CEC Entertainment, Inc. 1997 Non-Statutory Stock Option Plan.

         This prospectus has been prepared for the purpose of registering the shares of common stock under the Securities Act to allow for future sale by the selling stockholders, on a continuous or delayed basis, to the public without restriction. Each selling stockholder and any participating broker or dealer may be deemed to be an "underwriter" within the meaning of the Securities Act, in which event any profit on the sale of shares by the selling stockholder and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

         Our common stock is traded on the New York Stock Exchange under the symbol "CEC." On November 5, 2001, the last reported sale price of our common stock was $38.50 per share.

                         -------------------------------

             THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                 SECURITIES THAT HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933.

                         -------------------------------

           YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON
                           PAGE 1 OF THIS PROSPECTUS.

                           ---------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the shares of common stock we are offering, or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           ---------------------------

                The date of this prospectus is November 5, 2001.

                                TABLE OF CONTENTS

                                                                           Page

CEC ENTERTAINMENT.............................................................5

RISK FACTORS..................................................................5

FORWARD-LOOKING STATEMENTS....................................................7

USE OF PROCEEDS...............................................................8

SELLING STOCKHOLDERS..........................................................8

PLAN OF DISTRIBUTION..........................................................8

LEGAL MATTERS.................................................................9

EXPERTS.......................................................................9

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.............................9

WHERE YOU CAN FIND MORE INFORMATION..........................................10

                                CEC ENTERTAINMENT

     CEC Entertainment, Inc. was incorporated in the State of Kansas in 1980 and is engaged in the family restaurant/entertainment center business. As of July 26, 2001, we operated 336 Chuck E. Cheese's(R)restaurants, and our franchisees operated 54 restaurants.

     Chuck E. Cheese's restaurants offer a variety of pizza, a salad bar, sandwiches and desserts and feature musical and comic entertainment by life-size, computer-controlled robotic characters, family-oriented games, rides and arcade-style activities. The restaurants are intended to appeal to families with children between the ages of 2 and 12.

     To maintain a unique and exciting atmosphere in the restaurants, we believe it is essential to reinvest capital through the evolution of our games, rides and entertainment packages and to continue enhancing our facilities. In 2000, we initiated a Phase III upgrade program which includes a new toddler play area, skill games and rides, kiddie games and rides, sky-tube enhancements and prize area enhancements with ticket counting machines. We completed Phase III upgrades in 27 restaurants in 2000 and plan to complete Phase III upgrades in approximately 100 restaurants in 2001.

     Our principal offices are located at 4441 West Airport Freeway, Irving, Texas 75062 and our telephone number is (214) 258-8507.

                                  RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. We believe these are all the material risks currently facing our business. Our business, financial condition or results of operations could be materially adversely affected by these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. You should also refer to the other information included or incorporated by reference in this prospectus, including our financial statements and related notes.

We may not be able to implement successfully our growth strategy.

     Our continued growth depends, to a significant degree, on our ability to implement successfully its growth strategies. Among such strategies, we plan to continue to open new stores in selected markets. The opening and success of new Chuck E. Cheese's restaurant/entertainment centers will depend on various factors, including the availability of suitable sites, the negotiation of acceptable lease terms for such locations, the ability to meet construction schedules, the ability to manage such expansion and hire and train personnel, as well as general economic and business conditions. Our ability to open successfully new stores will also depend upon the availability of sufficient funds for such purpose, including funds from operations, our existing credit facility, future debt financing, future equity offerings or a combination thereof. There can be no assurance that we will be successful in opening and operating the number of anticipated new stores on a timely or profitable basis. Our growth is also dependent on management's ability to evolve continually and update our concept to anticipate and respond to changing customer needs and competitive conditions. There can be no assurance that management will be able to anticipate successfully changes in competitive conditions or customer needs
or  that  the  market   will   accept   our   concepts.

The success of the restaurant/entertainment industry is dependent upon many factors, over which we have little or no control.

     The restaurant/entertainment industry is affected by national, regional and local economic conditions, demographic trends and consumer tastes. The performance of individual restaurants may be affected by factors such as traffic patterns and the type, number and location of competing restaurants. Dependence on frequent deliveries of fresh food products also subjects food service businesses to the risk that shortages or interruptions in supply caused by adverse weather or other conditions could adversely affect the availability, quality and cost of ingredients. In addition, factors such as inflation, increased food, labor and employee benefit costs and the availability of experienced management and hourly employees may also adversely affect the restaurant industry in general and our restaurant/entertainment centers in particular. The entertainment industry is affected by many factors, including changes in customer preferences and increases in the type and number of entertainment offerings. Operating costs may also be affected by further increases in the minimum hourly wage, unemployment tax rates, sales taxes and similar matters over which we have no control.

We may not be able to compete successfully with our competitors in the restaurant and entertainment center industries.

     We believe that our combined restaurant/entertainment center concept puts us in a niche which combines elements of both the restaurant and entertainment industries. As a result, we, to some degree, compete with entities in both industries. Although other restaurant chains presently utilize the concept of combined family restaurant/entertainment operations, we believe these competitors operate primarily on a local or regional, market- by-market basis. Within the traditional restaurant sector, we compete with other casual restaurants on a nationwide basis. In addition to such national restaurant chains and regional and local restaurant/family entertainment competitors, we compete with other concepts that target the same consumer, including "fun centers." Our high operating leverage may make us particularly susceptible to competition. Such competitive market conditions, including the emergence of significant new competition, could adversely affect our ability to successfully increase its results of operations.

Our business depends on a limited number of key personnel, and the loss of any of these could materially and adversely affect our business.

     The success of our business will continue to be highly dependent upon Richard M. Frank, our Chairman of the Board and Chief Executive Officer, Michael
H. Magusiak, our President, and other members of our senior management. Although we have entered into employment agreements with each of Mr. Frank and Mr. Magusiak, the loss of the services of either of such individuals could have a material adverse effect upon our business and development. Our success will also depend upon our ability to retain and attract additional skilled management personnel to our senior management team and at our operational level. There can be no assurances that we will be able to retain the services of Messrs. Frank or Magusiak, senior members of our management team or the required operational support at the store level in the future.

Our success depends greatly upon the success of our franchise operations.

     Our success is also dependent, to some degree, upon our franchise operations and the manner in which our franchisees operate and develop their restaurant/entertainment centers to promote and develop our concept and our reputation for quality and value. Currently, 14% our restaurant/entertainment centers are owned and operated by our franchisees. Although we have established criteria to evaluate prospective franchisees, there can be no assurance that current or prospective franchisees will have the business abilities or access to financial resources necessary to successfully develop or operate restaurant/entertainment centers in their franchise areas in a manner consistent with our concepts and standards.

We may be subject to adverse effects from potential negative publicity.

     Our target market of 2 to 12 year old children and families with small children is potentially highly sensitive to adverse publicity. There can be no assurance that we will not experience negative publicity regarding one or more of our restaurant/entertainment centers. The occurrence of negative publicity regarding one or more of our locations could materially and adversely affect our image with our customers and our results of operations.

Our results of operations greatly fluctuate between quarters.

     We have experienced, and in the future could experience, quarterly variations in revenues as a result of a variety of factors, many of which are outside our control, including the timing and number of new store openings, the timing of capital investments in existing stores, unfavorable weather conditions and natural disasters. We typically experience lower net sales in the second and fourth quarters than in the first and third quarters. If revenues are below expectations in any given quarter, our operating results would likely be materially adversely affected for that quarter.

We and our franchisees are subject to government regulation and failure to, or the inability to, comply with these regulations may adversely affect our business.

     We and our franchisees are subject to various federal, state and local laws and regulations affecting operations, including those relating to the use of video and arcade games and rides, the preparation and sale of food, and those relating to building and zoning requirements. We and our franchisees are also subject to laws governing our relationship with employees, including minimum wage requirements, overtime, working and safety conditions and citizenship requirements. In addition, we are subject to regulation by the Federal Trade Commission and must comply with certain state laws which govern the offer, sale and termination of franchises and the refusal to renew franchises. Difficulties or failures in obtaining required licenses or other regulatory approvals could delay or prevent the opening of a new restaurant/entertainment center, and the suspension of, or inability to renew, a license or permit could interrupt operations at an existing restaurant.

Our stock price is volatile.

     The stock price of our common stock has been volatile and can be expected to be significantly affected by factors such as:

     o    quarterly variations in our results ofoperations;

     o    quarterly variations in our competitors' resultof operations;

     o changes in earnings estimates or buy/sellrecommendations by financial analysts;

     o    the stock price performance of comparablecompanies; and

     o general market conditions or market conditionsspecific to particular industries.

                          FORWARD-LOOKING STATEMENTS

     The statements, other than statements of historical facts included in this prospectus, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate" or "believe." We believe that the expectations reflected in such forward-looking statements are accurate. However, we cannot assure you that these expectations will occur. Our actual future performance could differ materially from these statements. Factors that could cause or contribute to these differences include, but are not limited to,

     o    uncertainties regarding the ability to open newstores;

     o our ability to acquireadditional rent-to-own stores on favorable terms;

     o    our ability to enhance the performance of these acquired stores;

     o    the results of our litigation;

     o    the  passage  of  legislation   adversely  affecting  the  rent-to-own
          industry;

     o    interest  rates;

     o our ability to collect on our rental purchase agreements at the current rate; and

     o    the other risks detailed from time to time in our SEC reports.


     Additional factors that could cause our actual results to differ materially from our expectations are discussed under the section entitled "Risk Factors" and elsewhere in this prospectus. You should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.


                              SELLING STOCKHOLDERS

     The shares of our common stock to which this prospectus relates are being registered for re-offers and resales by the selling stockholders, who acquired or will acquire shares of common stock pursuant to the Plan. The selling stockholders may resell all, a portion or none of these shares of common stock from time to time. The table below sets forth with respect to each selling stockholder, based upon information available to us as of November 5, 2001, the number of shares of common stock beneficially owned, the number of shares registered by this prospectus and the number and percent of outstanding shares of common stock assuming the sale of all of the registered shares of common stock.

                    Number of Shares                         Number of Shares
                   Beneficially Owned                         Owned After the
                                        Number of Shares        Offering
Name                                       Registered       Number      Percent
-------------------------------------- ------------------- --------------------

Roger Cardinale          113,135             99,365         13,770        12.17
Rodney Carter            69,140              69,140              0         0.00
Gene Cramm               91,219              89,890          1,329         1.46
Mark Flores              82,669              82,669              0         0.00
Richard Frank            872,469             647,500       224,969        25.79
Richard Huston           173,980             144,392        29,588        17.00
Michael Magusiak         466,822             350,000       116,822        25.02
Thomas Oliver            104,191             104,191             0         0.00

------------------
* = less than one percent

     The information provided in the table above with respect to the selling stockholders has been obtained from the selling stockholders. Except as otherwise disclosed above or in documents incorporated herein by reference, the selling stockholders have not within the past three years had any position, office or other material relationship with us. Because the selling stockholders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming the selling stockholder sells all of the shares offered hereby) can be given as the number of shares that will be beneficially owned by the selling stockholders after this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the dates on which they provided the information regarding the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act.

                              PLAN OF DISTRIBUTION

     Each selling stockholder may sell his or her shares of common stock for value from time to time under this prospectus in one or more transactions on the New York Stock Exchange, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders may effect such transactions by selling the shares of common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares of common stock for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

     Each selling stockholder and any broker-dealers that participate in the distribution of the shares of common stock may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by the selling stockholders will be done by the selling stockholders.

     In addition to the shares of commons stock sold hereunder, the selling stockholders, may, at any same time, sell any shares of common stock, including the shares of common stock owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this prospectus.

     There is no assurance that the selling stockholders will sell all or any portion of the shares of common stock offered or that the selling stockholders will transfer, devise or gift these shares by other means.

     We will pay all expenses in connection with this offering and will not receive any proceeds from sales of any shares of common stock by the selling stockholders.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for us by Winstead Sechrest & Minick P.C.

                                     EXPERTS

     The consolidated financial statements of CEC Entertainment, Inc. and its subsidiaries as of December 31, 2000 and January 2, 2000 and the related consolidated statements of earnings and comprehensive income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000 are incorporated in this prospectus by reference from our Form 10-K filed March 20, 2001. These financial statements have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. You should contact us at: CEC Entertainment, Inc., Attention:
Corporate Counsel, 4441 West Airport Freeway, Irving, Texas 75062, telephone number (214) 258-8507 should you desire any of these documents.

     The following documents, which we previously filed with the SEC pursuant to Sections 13 or 15 of the Exchange Act, are incorporated by reference into this prospectus:

     o Our Annual Report on Form 10-K for the twelve months ended December 31, 2000;

     o The portions of our proxy statement for our 200 annual meeting of our stockholders that have been incorporated by reference into our Annual Report; and

     o Our Quarterly Reports on Form 10-Q for the thre months ended March 31, 2001 and July 1, 2001.


In addition, we incorporate by reference the description of our common stock contained in our Form 8-A (Registration No. 001-13687) filed with the SEC pursuant to Section 12 of the Exchange Act, as updated in any amendment or report filed for such purpose.

     Finally, we incorporate by reference in this prospectus all documents that we may file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the filing of a post-effective amendment, which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold. Those documents are a part of this prospectus from the date of filing. Any statement incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. Any statement that is modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

     We have filed a registration statement on Form S-8 to register with the SEC the common stock we are offering under the Plan. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

                                    EXHIBIT A

                             CEC ENTERTAINMENT, INC.
                      1997 NON-STATUTORY STOCK OPTION PLAN

         CEC ENTERTAINMENT, INC., a corporation organized and existing under the laws of the state of Kansas (the "Company"), hereby formulates and adopts, with respect to the shares of common stock of the Company ("Common Stock"), a non-statutory stock option plan for certain individuals who are key employees of the Company or its subsidiaries, as follows:

         1. Purpose of Plan. The purpose of this 1997 Non-Statutory Option Plan (the "Plan") is to encourage certain individuals who are key employees to participate in the ownership of the Company, and to provide additional incentive for such individuals to promote the success of its business through sharing in the future growth of such business.

         2. Effective Date of the Plan. The provisions of this Plan became effective on August 1, 1997.


         3. Administration. This Plan shall be administered by the Stock Option Committee of the Board of Directors of the Company (the "Committee"), which shall be comprised of two (2) or more directors, each of whom shall be "Non-Employee Directors," as defined in Rule 16b-3(c), promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who are also "Outside Directors," as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and any Treasury Regulations that may be promulgated thereunder. The Committee shall have full power and authority to construe, interpret and administer this Plan, and may from time to time adopt such rules and regulations for carrying out this Plan as it may deem proper and in the best interests of the Company. Subject to the terms, provisions and conditions of this Plan, the Committee shall have the authority to select the individuals to whom options shall be granted, to determine the number of shares subject to each option, to determine the time or times when options will be granted, to determine the option price of the shares subject to each option, to determine the time when each option may be exercised, to fix such other provisions of each option agreement as the Committee may deem necessary or desirable, consistent with the terms of this Plan, and to determine all other questions relating to the administration of this Plan. The interpretation and construction of this Plan by the Committee shall be final, conclusive and binding upon all persons.

         4. Eligibility. Options to purchase shares of Common Stock shall be granted under this Plan only to those individuals selected by the Committee from time to time who, in the sole discretion of the Committee, are key employees of the Company or its subsidiaries at the time of the grant and who have made material contributions in the past, or who are expected to make material contributions in the future, to the successful performance of the Company or its subsidiaries.

         5. Shares Subject to the Plan. Options granted under this Plan shall be granted solely with respect to shares of Common Stock. Subject to any adjustments made pursuant to the provisions of Section 12, the aggregate number of shares of Common Stock which may be issued upon exercise of all the options which may be granted under this Plan shall not exceed 4,387,500. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such options shall be added to the number of shares otherwise available for options which may be granted in accordance with the terms of this Plan. The shares to be delivered upon exercise of the options granted under this Plan shall be made available, at the discretion of the Committee, from either the authorized but unissued shares of Common Stock or any treasury shares of Common Stock held by the Company.

         6. Option Certificate or Contract. Each option granted under this Plan shall be evidenced by either a certificate or a non-statutory stock option contract which shall be signed by an officer of the Company, and by the individual to whom the option is granted (the "Optionee") in the event a contract has been issued. The terms of said contract shall be in accordance with the provisions of this Plan, but it may include such other provisions as may be approved by the Committee. The grant of an option under this Plan shall be deemed to occur on the date on which the certificate or contract evidencing such option is executed by the Company, and every Optionee shall be bound by the terms and restrictions of this Plan and such certificate or contract.

     7. Option Price. The price at which shares of Common Stock may be purchased under an option granted pursuant to this Plan shall be determined by the Committee, but in no event shall the price be less than 100 percent (100%) of the fair market value of such shares on the date that the option is granted. The fair market value of shares of Common Stock for purposes of this Plan shall be determined by the Committee, in it sole discretion.

         8.       Period and Exercise of Option.

                  (a) Period -- Subject to the provisions of Section 9 and 10 hereof with respect to the death or termination of employment of an Optionee, the period during which each option granted under this Plan may be exercised shall be fixed by the Committee at the time such option is granted, provided that such period shall expire no later than seven (7) years from the date on which the option is granted (the "Grant Date").

                  (b) Employment -- The option may not be exercised to any extent until the Optionee has been continuously, for a period of at least one
(1) year after the Grant Date, employed by the Company or a subsidiary of the Company.

                  (c) Exercise -- Any option granted under this Plan may be exercised by the Optionee only by delivering to the Company, or its agent, written or verbal notice, as may be specified by the Company from time to time, of the number of shares with respect to which he or she is exercising his or her option right, paying in full the option price of the purchased shares, and furnishing to the Company, or its agent, a representation in writing signed by the Optionee that he or she is familiar with the business and financial condition of the Company, is purchasing the shares of stock in good faith for himself or herself for investment purposes and not with a view towards the sale or distribution thereof, and will not effect any sale in violation of any laws or regulations of the United States or any state. Subject to the limitations of this Plan and the terms and conditions of the respective stock option certificate or contract, each option granted under this Plan shall be exercisable in whole or in part at such time or times as the Committee may specify in such stock option certificate or contract.

                  (d) Payment for Shares -- Payment for shares of Common Stock purchased pursuant to an option granted under this Plan may be made in either cash or in shares of Common Stock.

                  (e) Delivery of Certificates -- As soon as practicable after receipt by the Company of the notice and representation described in Subsection
(c), and of payment in full of the option price for all of the shares being purchased pursuant to an option granted under this Plan, a certificate or certificates, or book entry with the Company's transfer agent, representing such shares of stock shall be registered in the name of the Optionee and any such certificate(s) shall be delivered to the Optionee. However, no certificate or book entry for fractional shares of stock shall be issued or recorded by the Company notwithstanding any request therefor. Neither any Optionee, nor the legal representative, legatee or distributee of any Optionee, shall be deemed to be a holder of any shares of stock subject to an option granted under this Plan unless and until the certificate or certificates, or book entry with the Company's transfer agent, for such shares have been issued or recorded, respectively. All stock certificates issued upon the exercise of any options granted pursuant to this Plan may bear such legend as the Committee shall deem appropriate regarding restrictions upon the transfer or sale of the shares evidenced thereby.

                  (f) Withholding -- The Company shall have the right to deduct any sums that the Committee reasonably determines that Federal, state or local tax law requires to be withheld with respect to the exercise of any option or as otherwise may be required by those laws. The Company may require as a condition to issuing shares of Common Stock upon exercise of the option that the Optionee or other person exercising the option pay any sums that Federal, state or local tax law required to be withheld with respect to the exercise. The Company shall not be obligated to advise any Optionee of the existence of the tax or the amount which the Company will be so required to withhold. Upon exercise of an option, if tax withholding is required, an Optionee may, with the consent of the Committee, have shares of Common Stock withheld ("Share Withholding") by the Company from the shares otherwise to be received; provided, however, that if the Optionee is subject to the provisions of Section 16 under the Exchange Act, no Share Withholding shall be permitted unless such transaction complies with the requirements of Rule 16b-3(e) promulgated under the Exchange Act. The number of shares so withheld should have an aggregate fair market value (as determined in accordance with the terms of this Plan) on the date of exercise sufficient to satisfy the applicable withholding taxes.

         9. Termination of Employment. If an Optionee shall cease to be an employee of the Company or subsidiary of the Company for any reason other than death after he or she shall have served in such capacity continuously for at lease one (1) year from the Grant Date, he or she may, but only within thirty
(30) days next succeeding such cessation, exercise his or her option to the extent that he or she was entitled to exercise it at the date of such cessation. Nothing in this Plan or any stock option certificate or contract shall be construed as an obligation on the part of the Company or of any of its subsidiary corporations to continue the Optionee as an employee.

         10. Death of Optionee. In the event of the death of an Optionee while serving as an employee of the Company or its subsidiary, any option or unexercised portion thereof granted to him under this Plan which is otherwise exercisable may be exercised by the person or persons to whom such Optionee's rights under the option pass by operation of the Optionee's will or the laws of descent and distribution, at any time within a period of six (6) months following the death of the Optionee (even though such period is later than the expiration date of the option as specified in Section 8(a) and in the respective stock option certificate or contract). Such option shall be exercisable even though the Optionee's death occurs before he or she has continuously served as an employee of the Company or its subsidiary for a period of one (1) year after the date of grant.

         11. Transferability of Options. An option certificate or contract may permit an Optionee to transfer his or her options to members of his or her Immediate Family, to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships where such Immediate Family members are the only partners if (i) the certificate or contract setting forth such options expressly provides that the options may be transferred, (ii) the Optionee obtains the prior written consent of the Committee for such transfer, and (iii) the Optionee does not receive any consideration in any form whatsoever for said transfer. Any options so transferred shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to said option immediately prior to the transfer thereof. Any option not (i) granted pursuant to any certificate or contract expressly allowing the transfer of said option or (ii) amended expressly to permit its transfer shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and such option shall be exercisable during the Optionee's lifetime only by the Optionee. "Immediate Family" means the children, grandchildren or spouse of the Optionee.

         12. Adjustments upon Changes in Capitalization. In the event of any change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares, and the Company continues thereafter as the surviving entity, then the number of shares of Common Stock subject to this Plan and the number of such shares subject to each option granted hereunder shall be correspondingly adjusted by the Committee. The option price for which shares of Common Stock may be purchased pursuant to an option granted under this Plan shall be adjusted so that there will be no change in the aggregate purchase price payable upon the exercise of any option.

         13. Amendment and Termination of Plan. No option shall be granted pursuant to this Plan after July 31, 2007, on which date this Plan shall expire except as to options then outstanding under this Plan, which options shall remain in effect until they have been exercised or have expired. The Committee may at any time before such date, amend, modify or terminate this Plan; provided, however, that any amendment to the Plan must be approved by the stockholders of the Company if the amendment would (a) materially increase the aggregate number of shares of Stock which may be issued pursuant to options granted under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to holders of options under the Plan. No amendment, modification or termination of this Plan may adversely affect the rights of any Optionee under any then outstanding option granted hereunder without the consent of such Optionee.

         14. Grant of New Option and Repricing. An option may be granted under this Plan which may be conditioned upon the termination of a non-statutory stock option certificate or contract previously granted to the Optionee which has not yet been terminated or been exercised; provided, however, (a) the price for which shares of Common Stock may be purchased under the new option may not be less than the price of shares of Common Stock that were subject to purchase under the terminated option unless the shareholders of the Company approve the issuance at a lower price, and (b) the Committee may not, without prior shareholder approval, re-price underwater stock options by either lowering the exercise price of outstanding options or canceling outstanding options and granting new replacement options with a lower exercise price.

         15. Change of Control. If while unexercised options remain outstanding under this Plan, a Change of Control (as hereinafter defined) shall have occurred, then all such options shall be exercisable in full, notwithstanding
Section 8(b) hereof or any other provision in this Plan or option certificate or contract to the contrary. For purposes of this Plan, a "Change of Control" shall be deemed to have occurred with respect to the Company: (A) on the date in which the Company executes an agreement or an agreement in principle (i) with respect to any merger, consolidation or other business combination by the Company with or into another entity and the

Company is not the surviving entity, or (ii) to sell or otherwise dispose of all or substantially all of its assets, or (iii) to adopt a plan of liquidation; or
(B) on the date in which public announcement is made that the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is being acquired by a "person" within the meaning of sections 13(d) and 14(d) of the Exchange Act; or (C) if, during any period of eighteen (18) consecutive months, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof (unless the appointment or election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period); provided, however, that in no event shall a change in the composition of the Company's Board of Directors pursuant to an election of Board members pursuant to Section 4.6 of the Company's Articles of Incorporation, as amended, constitute or result in a Change of Control for purposes of this
Section 15.

         The Committee shall have the right, at the time of grant or subsequently, in its sole discretion, to establish conditions under which a specific employee may cease to be a full-time employee of the Company or any of its subsidiaries but not be deemed to have terminated his or her employment with the Company or any of its subsidiaries for purposes of this Plan, including but not limited to conditions involving part-time employment or consulting services. Unless otherwise specifically provided for in an employee's stock option certificate or contract or in an amendment or supplement thereto, an employee's employment with the Company or any of its subsidiaries shall be deemed to terminate when he or she ceases to be a full-time employee of the Company or any of its subsidiaries.

         In the event of a merger, consolidation, reorganization or recapitalization of the Company, the Committee shall have the right to accelerate the vesting schedule with respect to all or any portion of the shares of Common Stock granted to any or all of the employees under this Plan, if and to the extent it deems appropriate in its sole discretion.

         16. Restrictions Applicable to Executive Officers. The provisions of this Section 16 shall apply only to those executive officers whose compensation is required to be reported in the Company's proxy statement pursuant to Item 402(a)(3)(i) (or any successor thereto) and of Regulation S-K (or any successor thereto) under the general rules and regulations under the Exchange Act ("Executive Officers"). In the event of any inconsistencies between this Section 16 and the other provisions of this Plan, as they pertain Executive Officers, the provisions of this Section shall control.

         No amendment of this Plan with respect to any Executive Officer may be made which would (i) increase the maximum amount that can be paid to any one Executive Officer pursuant to this Plan or (ii) modify the requirements as to the Executive Officer's eligibility for participation in this Plan, unless the Company's shareholders have first approved such amendment in a manner which would permit the deduction under Section 162(m) (or any successor thereto) of the Code of such payment in the fiscal year it is paid. The Committee shall amend this Section 16 and such other provisions as it deems appropriate, to cause amounts payable to certain Executive Officers to satisfy the requirements of Section 162(m) (or any successor thereto) and the Treasury Regulations that may be promulgated thereunder.

         The maximum number of shares of Common Stock with respect to which options may be granted hereunder to any Executive Officer during any calendar year may not exceed two hundred and fifty thousand (250,000) shares, subject to any adjustments made pursuant to the provisions of Section 12.

Item 8.  Exhibits.

The following are filed as exhibits to this Registration Statement:

Exhibit No.                Description

 4.1      CEC Entertainment, Inc. 1997 Non-Statutory Stock Option.

 4.2 Specimen form of certificate representing Common Stock, par value $.10 per share (incorporated by reference to Exhibit 4(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 28,
          1990).

5.1       Opinion of Winstead Sechrest & Minick P.C.*

23.1      Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1).*

23.2      Consent of Deloitte & Touche LLP.*

24.1 Power of Attorney (included on the signature page of the Registration Statement).*

 ----------------
 * filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on October 31, 2001.


                             CEC ENTERTAINMENT, INC.


                                                By:  /s/ RICHARD M. FRANK
                                                    ----------------------
                                                 Richard M. Frank M. FRANK
                               Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes Richard M. Frank or Michael H. Magusiak to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as each of them deems appropriate, and each such person hereby appoints Richard M. Frank or Michael H. Magusiak as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                Title                      Date



/s/ RICHARD M. FRANK              Chairman of the Board         October 31, 2001
--------------------              of Directors,Chief Executive
Richard M. Frank                  Officer and Director


/s/ MICHAEL H. MAGUSIAK           President and Director        October 31, 2001
------------------------
Michael H. Magusiak


/s/ RODNEY CARTER                 Executive Vice President,     October 31, 2001
-----------------                 Chief Financial
Rodney Carter                     Officer and Treasurer


/s/ RICHARD T. HUSTON             Director                      October 31, 2001
---------------------
Richard T. Huston


 /s/ TIM T. MORRIS                Director                      October 31, 2001
-----------------
Tim T. Morris


/s/ LOUIS P. NEEB                 Director                      October 31, 2001
-----------------
Louis P. Neeb


/s/ CYNTHIA I. PHARR              Director                      October 31, 2001
--------------------
Cynthia I. Pharr


 /s/ WALTER TYREE                 Director                      October 31, 2001
----------------
Walter Tyree

/s/ RAYMOND E. WOOLDRIDGE         Director                      October 31, 2001
-------------------------
Raymond E. Wooldridge

                                  EXHIBIT INDEX

Exhibit No.                Description

4.1       CEC Entertainment, Inc. 1997 Non-Statutory Stock Option Plan.*

4.2 Specimen form of certificate representing Common Stock, par value $.10 per share (incorporated by reference to Exhibit 4(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 28,
          1990).

5.1       Opinion of Winstead Sechrest & Minick P.C.*

23.1      Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1).*

23.2      Consent of Deloitte & Touche LLP.*

24.1 Power of Attorney (included on the signature page of the Registration Statement).*

----------------
* filed herewith

                                   EXHIBIT 4.1
                             CEC ENTERTAINMENT, INC.
                      1997 NON-STATUTORY STOCK OPTION PLAN

         CEC ENTERTAINMENT, INC., a corporation organized and existing under the laws of the state of Kansas (the "Company"), hereby formulates and adopts, with respect to the shares of common stock of the Company ("Common Stock"), a non-statutory stock option plan for certain individuals who are key employees of the Company or its subsidiaries, as follows:

     1. Purpose of Plan. The purpose of this 1997 Non-Statutory Option Plan (the "Plan") is to encourage certain individuals who are key employees to participate in the ownership of the Company, and to provide additional incentive for such individuals to promote the success of its business through sharing in the future growth of such business.

     2. Effective Date of the Plan. The provisions of this Plan became effective on August 1, 1997.

     3. Administration. This Plan shall be administered by the Stock Option Committee of the Board of Directors of the Company (the "Committee"), which shall be comprised of two (2) or more directors, each of whom shall be "Non-Employee Directors," as defined in Rule 16b-3(c), promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who are also "Outside Directors," as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and any Treasury Regulations that may be promulgated thereunder. The Committee shall have full power and authority to construe, interpret and administer this Plan, and may from time to time adopt such rules and regulations for carrying out this Plan as it may deem proper and in the best interests of the Company. Subject to the terms, provisions and conditions of this Plan, the Committee shall have the authority to select the individuals to whom options shall be granted, to determine the number of shares subject to each option, to determine the time or times when options will be granted, to determine the option price of the shares subject to each option, to determine the time when each option may be exercised, to fix such other provisions of each option agreement as the Committee may deem necessary or desirable, consistent with the terms of this Plan, and to determine all other questions relating to the administration of this Plan. The interpretation and construction of this Plan by the Committee shall be final, conclusive and binding upon all persons.

     4. Eligibility. Options to purchase shares of Common Stock shall be granted under this Plan only to those individuals selected by the Committee from time to time who, in the sole discretion of the Committee, are key employees of the Company or its subsidiaries at the time of the grant and who have made material contributions in the past, or who are expected to make material contributions in the future, to the successful performance of the Company or its subsidiaries.

     5. Shares Subject to the Plan. Options granted under this Plan shall be granted solely with respect to shares of Common Stock. Subject to any adjustments made pursuant to the provisions of Section 12, the aggregate number of shares of Common Stock which may be issued upon exercise of all the options which may be granted under this Plan shall not exceed 4,387,500. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such options shall be added to the number of shares otherwise available for options which may be granted in accordance with the terms of this Plan. The shares to be delivered upon exercise of the options granted under this Plan shall be made available, at the discretion of the Committee, from either the authorized but unissued shares of Common Stock or any treasury shares of Common Stock held by the Company.

     6. Option Certificate or Contract. Each option granted under this Plan shall be evidenced by either a certificate or a non-statutory stock option contract which shall be signed by an officer of the Company, and by the individual to whom the option is granted (the "Optionee") in the event a contract has been issued. The terms of said contract shall be in accordance with the provisions of this Plan, but it may include such other provisions as may be approved by the Committee. The grant of an option under this Plan shall be deemed to occur on the date on which the certificate or contract evidencing such option is executed by the Company, and every Optionee shall be bound by the terms and restrictions of this Plan and such certificate or contract.

     7. Option Price. The price at which shares of Common Stock may be purchased under an option granted pursuant to this Plan shall be determined by the Committee, but in no event shall the price be less than 100 percent (100%) of the fair market value of such shares on the date that the option is granted. The fair market value of shares of Common Stock for purposes of this Plan shall be determined by the Committee, in it sole discretion.

     8. Period and Exercise of Option.

     (a) Period -- Subject to the provisions of Section 9 and 10 hereof with respect to the death or termination of employment of an Optionee, the period during which each option granted under this Plan may be exercised shall be fixed by the Committee at the time such option is granted, provided that such period shall expire no later than seven (7) years from the date on which the option is granted (the "Grant Date").

     (b) Employment -- The option may not be exercised to any extent until the Optionee has been continuously, for a period of at least one (1) year after the Grant Date, employed by the Company or a subsidiary of the Company.

     (c) Exercise -- Any option granted under this Plan may be exercised by the Optionee only by delivering to the Company, or its agent, written or verbal notice, as may be specified by the Company from time to time, of the number of shares with respect to which he or she is exercising his or her option right, paying in full the option price of the purchased shares, and furnishing to the Company, or its agent, a representation in writing signed by the Optionee that he or she is familiar with the business and financial condition of the Company, is purchasing the shares of stock in good faith for himself or herself for investment purposes and not with a view towards the sale or distribution thereof, and will not effect any sale in violation of any laws or regulations of the United States or any state. Subject to the limitations of this Plan and the terms and conditions of the respective stock option certificate or contract, each option granted under this Plan shall be exercisable in whole or in part at such time or times as the Committee may specify in such stock option certificate or contract.

     (d) Payment for Shares -- Payment for shares of Common Stock purchased pursuant to an option granted under this Plan may be made in either cash or in shares of Common Stock.

     (e) Delivery of Certificates -- As soon as practicable after receipt by the Company of the notice and representation described in Subsection (c), and of payment in full of the option price for all of the shares being purchased pursuant to an option granted under this Plan, a certificate or certificates, or book entry with the Company's transfer agent, representing such shares of stock shall be registered in the name of the Optionee and any such certificate(s) shall be delivered to the Optionee. However, no certificate or book entry for fractional shares of stock shall be issued or recorded by the Company notwithstanding any request therefor. Neither any Optionee, nor the legal representative, legatee or distributee of any Optionee, shall be deemed to be a holder of any shares of stock subject to an option granted under this Plan unless and until the certificate or certificates, or book entry with the Company's transfer agent, for such shares have been issued or recorded, respectively. All stock certificates issued upon the exercise of any options granted pursuant to this Plan may bear such legend as the Committee shall deem appropriate regarding restrictions upon the transfer or sale of the shares evidenced thereby.

     (f) Withholding -- The Company shall have the right to deduct any sums that the Committee reasonably determines that Federal, state or local tax law requires to be withheld with respect to the exercise of any option or as otherwise may be required by those laws. The Company may require as a condition to issuing shares of Common Stock upon exercise of the option that the Optionee or other person exercising the option pay any sums that Federal, state or local tax law required to be withheld with respect to the exercise. The Company shall not be obligated to advise any Optionee of the existence of the tax or the amount which the Company will be so required to withhold. Upon exercise of an option, if tax withholding is required, an Optionee may, with the consent of the Committee, have shares of Common Stock withheld ("Share Withholding") by the Company from the shares otherwise to be received; provided, however, that if the Optionee is subject to the provisions of Section 16 under the Exchange Act, no Share Withholding shall be permitted unless such transaction complies with the requirements of Rule 16b-3(e) promulgated under the Exchange Act. The number of shares so withheld should have an aggregate fair market value (as determined in accordance with the terms of this Plan) on the date of exercise sufficient to satisfy the applicable withholding taxes.

     9. Termination of Employment. If an Optionee shall cease to be an employee of the Company or subsidiary of the Company for any reason other than death after he or she shall have served in such capacity continuously for at lease one
(1) year from the Grant Date, he or she may, but only within thirty (30) days next succeeding such cessation, exercise his or her option to the extent that he or she was entitled to exercise it at the date


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of such  cessation.  Nothing  in this Plan or any stock  option  certificate  or contract shall be construed as an obligation on the part of the Company or of any of its subsidiary corporations to continue the Optionee as an employee.

     10. Death of Optionee. In the event of the death of an Optionee while serving as an employee of the Company or its subsidiary, any option or unexercised portion thereof granted to him under this Plan which is otherwise exercisable may be exercised by the person or persons to whom such Optionee's rights under the option pass by operation of the Optionee's will or the laws of descent and distribution, at any time within a period of six (6) months following the death of the Optionee (even though such period is later than the expiration date of the option as specified in Section 8(a) and in the respective stock option certificate or contract). Such option shall be exercisable even though the Optionee's death occurs before he or she has continuously served as an employee of the Company or its subsidiary for a period of one (1) year after the date of grant.

     11. Transferability of Options. An option certificate or contract may permit an Optionee to transfer his or her options to members of his or her Immediate Family, to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships where such Immediate Family members are the only partners if (i) the certificate or contract setting forth such options expressly provides that the options may be transferred, (ii) the Optionee obtains the prior written consent of the Committee for such transfer, and (iii) the Optionee does not receive any consideration in any form whatsoever for said transfer. Any options so transferred shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to said option immediately prior to the transfer thereof. Any option not (i) granted pursuant to any certificate or contract expressly allowing the transfer of said option or (ii) amended expressly to permit its transfer shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and such option shall be exercisable during the Optionee's lifetime only by the Optionee. "Immediate Family" means the children, grandchildren or spouse of the Optionee.

     12. Adjustments upon Changes in Capitalization. In the event of any change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares, and the Company continues thereafter as the surviving entity, then the number of shares of Common Stock subject to this Plan and the number of such shares subject to each option granted hereunder shall be correspondingly adjusted by the Committee. The option price for which shares of Common Stock may be purchased pursuant to an option granted under this Plan shall be adjusted so that there will be no change in the aggregate purchase price payable upon the exercise of any option.

     13. Amendment and Termination of Plan. No option shall be granted pursuant to this Plan after July 31, 2007, on which date this Plan shall expire except as to options then outstanding under this Plan, which options shall remain in effect until they have been exercised or have expired. The Committee may at any time before such date, amend, modify or terminate this Plan; provided, however, that any amendment to the Plan must be approved by the stockholders of the Company if the amendment would (a) materially increase the aggregate number of shares of Stock which may be issued pursuant to options granted under the Plan,
(b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to holders of options under the Plan. No amendment, modification or termination of this Plan may adversely affect the rights of any Optionee under any then outstanding option granted hereunder without the consent of such Optionee.

     14. Grant of New Option and Repricing. An option may be granted under this Plan which may be conditioned upon the termination of a non-statutory stock option certificate or contract previously granted to the Optionee which has not yet been terminated or been exercised; provided, however, (a) the price for which shares of Common Stock may be purchased under the new option may not be less than the price of shares of Common Stock that were subject to purchase under the terminated option unless the shareholders of the Company approve the issuance at a lower price, and (b) the Committee may not, without prior shareholder approval, re-price underwater stock options by either lowering the exercise price of outstanding options or canceling outstanding options and granting new replacement options with a lower exercise price.

     15. Change of Control. If while unexercised options remain outstanding under this Plan, a Change of Control (as hereinafter defined) shall have occurred, then all such options shall be exercisable in full, notwithstanding
Section 8(b) hereof or any other provision in this Plan or option certificate or contract to the contrary. For purposes of this Plan, a "Change of Control" shall be deemed to have occurred with respect to the Company: (A) on the date in which the Company executes an agreement or an agreement in principle (i) with respect to any merger, consolidation or other business combination by the Company with or into another entity and the

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Company is not the surviving entity, or (ii) to sell or otherwise dispose of all or substantially all of its assets, or (iii) to adopt a plan of liquidation;  or
(B) on the date in which public announcement is made that the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is being acquired by a "person" within the meaning of sections 13(d) and 14(d) of the Exchange Act; or (C) if, during any period of eighteen (18) consecutive months, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof (unless the appointment or election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period); provided, however, that in no event shall a change in the composition of the Company's Board of Directors pursuant to an election of Board members pursuant to Section 4.6 of the Company's Articles of Incorporation, as amended, constitute or result in a Change of Control for purposes of this
Section 15.

     The Committee shall have the right, at the time of grant or subsequently, in its sole discretion, to establish conditions under which a specific employee may cease to be a full-time employee of the Company or any of its subsidiaries but not be deemed to have terminated his or her employment with the Company or any of its subsidiaries for purposes of this Plan, including but not limited to conditions involving part-time employment or consulting services. Unless otherwise specifically provided for in an employee's stock option certificate or contract or in an amendment or supplement thereto, an employee's employment with the Company or any of its subsidiaries shall be deemed to terminate when he or she ceases to be a full-time employee of the Company or any of its subsidiaries.

     In the event of a merger, consolidation, reorganization or recapitalization of the Company, the Committee shall have the right to accelerate the vesting schedule with respect to all or any portion of the shares of Common Stock granted to any or all of the employees under this Plan, if and to the extent it deems appropriate in its sole discretion.

     16. Restrictions  Applicable to Executive Officers.  The provisions of this
Section 16 shall apply only to those executive officers whose compensation is required to be reported in the Company's proxy statement pursuant to Item 402(a)(3)(i) (or any successor thereto) and of Regulation S-K (or any successor thereto) under the general rules and regulations under the Exchange Act ("Executive Officers"). In the event of any inconsistencies between this Section 16 and the other provisions of this Plan, as they pertain Executive Officers, the provisions of this Section shall control.

     No amendment of this Plan with respect to any Executive Officer may be made which would (i) increase the maximum amount that can be paid to any one Executive Officer pursuant to this Plan or (ii) modify the requirements as to the Executive Officer's eligibility for participation in this Plan, unless the Company's shareholders have first approved such amendment in a manner which would permit the deduction under Section 162(m) (or any successor thereto) of the Code of such payment in the fiscal year it is paid. The Committee shall amend this Section 16 and such other provisions as it deems appropriate, to cause amounts payable to certain Executive Officers to satisfy the requirements of Section 162(m) (or any successor thereto) and the Treasury Regulations that may be promulgated thereunder.

     The maximum number of shares of Common Stock with respect to which options may be granted hereunder to any Executive Officer during any calendar year may not exceed two hundred and fifty thousand (250,000) shares, subject to any adjustments made pursuant to the provisions of Section 12.





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                                   EXHIBIT 5.1
                            OPINION OF LEGAL COUNSEL
November 2, 2001

CEC Entertainment, Inc.
4441 West Airport Freeway
Irving, Texas 75602

Gentlemen:

     CEC Entertainment, Inc., a Kansas corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers 1,300,000 shares of common stock, $.10 par value per share (the "Common Stock"), of the Company, and such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan (such shares collectively referred to as the "Securities"). Such Securities are to be issued pursuant to the Company's 1997 Non-Statutory Stock Option Plan, as amended (the "Plan").

     We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. In rendering this opinion we have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such photostatic, certified or conformed copies.

     Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery of the Securities in accordance with the terms and conditions of the Plan, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Plan, the Securities will be validly issued, fully paid and nonassessable shares of Common Stock.

     Our opinion is limited in all respects to the substantive law of the State of Texas, federal law and our review of relevant provisions of the General Corporation Code of Kansas as set forth in the unofficial compilation of such law prepared and published by Aspen Law and Business in Volume 4 of its Prentice-Hall Corporation State Statutes series.

     This firm consents to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                Respectfully submitted,

                                                WINSTEAD SECHREST & MINICK P.C.


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                                  EXHIBIT 23.2
                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement and in the Re-offer Prospectus, which is part of this Registration Statement, of CEC Entertainment, Inc. on Form S-8 of our report dated February 16, 2001, appearing in the Annual Report on Form 10-K of CEC Entertainment, Inc. for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Re-offer Prospectus.


DELOITTE & TOUCHE LLP

Dallas, Texas
November 2, 2001



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